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                                                                   EXHIBIT 10.10

                             REIMBURSEMENT AGREEMENT

         This REIMBURSEMENT AGREEMENT, dated as of December 22, 2003 (as amended, supplemented and otherwise modified from time to time, the "Agreement"), is entered into among WASTE MANAGEMENT, INC., a Delaware corporation ("Waste Management"), WASTE MANAGEMENT HOLDINGS, INC., a Delaware corporation and wholly-owned subsidiary of Waste Management ("Holdings") (executing this Agreement for the limited purposes set forth in Article VIII hereof), OAKMONT ASSET TRUST, a Delaware statutory trust (the "Trust"), and THE BANK OF NEW YORK (DELAWARE), as owner trustee (the "Owner Trustee") of the Trust.

                             PRELIMINARY STATEMENTS:

         WHEREAS, Waste Management has heretofore and may from time to time hereafter request Fleet National Bank (the "Fleet"), to issue from time to time certain letters of credit ("Fleet Letters of Credit") for or on behalf of Waste Management and its subsidiaries and other affiliates.

         WHEREAS, as a condition to Fleet issuing the Fleet Letters of Credit, Fleet requires that Waste Management deliver an irrevocable master letter of credit identifying Fleet as beneficiary thereunder and covering all unreimbursed amounts drawn under the Fleet Letters of Credit designated as Designated Letters of Credit (as defined below).

         WHEREAS, Waste Management has requested the Trust to issue such irrevocable master letter of credit, in substantially the form of Exhibit A attached hereto (such letter of credit being the "Master Letter of Credit"), in the amount of $352,000,000.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Trust to issue the Master Letter of Credit, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

         "Administration Agreement" shall mean the Administrative Services Agreement dated as of the date hereof executed and delivered by the Trust and the Administrator, as the same may be amended, supplemented and otherwise modified from time to time.

         "Administrator" shall mean AMACAR Northwest, Inc., a Delaware corporation.

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          "Agreement" shall have the meaning ascribed to such term in the preamble hereof.

         "Allocated Amount" shall mean, with respect to a Designated Letter of Credit, the amount indicated as such on the Schedule to the Designation Certificate with respect to such Designated Letter of Credit, as such amount may be reduced from time to time in accordance with the provisions of the Master Letter of Credit. The maximum aggregate amount available to be drawn with respect to a Designated Letter of Credit shall be the Allocated Amount of such Designated Letter of Credit.

         "Applicable Interest Rate" shall mean a per annum rate equal to LIBOR minus 0.10%.

         "Attributable Debt" shall mean, as of any particular time, the present value, discounted at a rate per annum equal to (i) the implied lease rate of or
(ii) if the implied lease rate is not known to Waste Management or Holdings, then the interest rate of the securities issued under the Senior Debt Indenture compounded semi-annually, in either case, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. Sections 101 et seq.), as amended from time to time, and any successor statute.

         "Board of Directors" shall mean either the board of directors of Waste Management or any duly authorized committee of that board.

         "Business Day" shall mean a day which is not a Saturday or Sunday or a legal holiday and on which banks or trust companies are not required or authorized by law or other governmental action to close in New York, New York.

         "Cash Collateral Account" shall have the meaning ascribed to such term in the Master Letter of Credit.

         "Certificateholder" means the person in whose name the certificate representing the entire beneficial ownership of the Trust is registered; provided that the sole initial Certificateholder shall be AMACAR GP, Inc.

         "Closing Date" shall mean the date on which the conditions precedent set forth in Sections 3.01 and 3.02 hereof have been satisfied.

         "Consolidated Net Tangible Assets" shall mean, at any date of determination, the total amount of assets of Waste Management after deducting therefrom: (i) all the current liabilities

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(excluding (a) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (b) current maturities of long term debt) and (ii) the value (net of any applicable reserves) of all intangible assets such as excess of cost over net assets of acquired businesses, customer lists, covenants not to compete, licenses, and permits, all as set forth on the consolidated balance sheet of Waste Management and its consolidated Subsidiaries for Waste Management's most recently completed fiscal quarter, prepared in accordance with GAAP.

         "Designated Letters of Credit" shall mean those Fleet Letters of Credit identified as a "Designated Letter of Credit" in a properly presented Designation Certificate under the Master Letter of Credit and as otherwise provided for in the Master Letter of Credit.

         "Designation Certificate" shall mean a notice, substantially in the form of Annex C to the Master Letter of Credit, executed and delivered by the Administrator (on behalf of the Trust), Waste Management and Fleet identifying those Fleet Letters of Credit that are Designated Letters of Credit.

         "Disclosure Documents" shall mean filings that have been made prior to the date hereof by Waste Management with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

         "Drawing Certificate" shall mean a certificate, substantially in the form of Annex A-1 or A-2 to the Master Letter of Credit.

         "Drawn Principal Amount" shall mean the aggregate amount of the Reimbursable Payments.

         "Event of Default" shall have the meaning ascribed to such term in
Section 6.01 hereof.

         "Expense Payment Account" shall have the meaning ascribed to such term in the Indenture.

         "Final Drawing Certificate" shall have the meaning ascribed to such term in the Master Letter of Credit.

         "Fixed Rate Notes" shall mean the Fixed Rate Notes due December 22, 2008 in the Principal Amount issued by the Trust pursuant to the Indenture.

         "Fixed Rate Payment Date" shall have the meaning ascribed to such term in the Indenture.

         "Fleet" shall have the meaning ascribed to such term in the Preliminary Statements.

         "Fleet Collateral" shall mean the Fleet Note, the Cash Collateral Account (as defined in the Fleet Security Agreement), including all sums credited to the Cash Collateral Account and all proceeds of the Fleet Note (other than the actual cash payments paid by Fleet to the Trust that are

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deposited into a Segregated Account) or the Cash Collateral Account or any and
all sums from time to time credited to the Cash Collateral Account.

         "Fleet Letters of Credit" shall mean letters of credit, denominated in United States dollars and issued directly or indirectly for the account of Waste Management or any of its subsidiaries or affiliates by Fleet.

         "Fleet Lien" shall mean the first priority Lien of Fleet in the Fleet Collateral securing the Fleet Obligations.

         "Fleet Note" means a five-year term note issued by Fleet to the Trust in an amount initially equal to the amount of the proceeds from the sale of the Fixed Rate Notes, and due on December 21, 2008, or if such day is not a Business Day on the immediately preceding Business Day.

         "Fleet Obligations" shall mean the "obligations" as defined in the Fleet Security Agreement.

         "Fleet Security Agreement" shall mean the Security Agreement dated as of December 22, 2003 between the Trust and Fleet pursuant to which the Trust grants to Fleet a first priority Lien in the Fleet Collateral.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date of the most recent audited financial statements of Waste Management.

         "Governmental Authority" shall mean any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranteed Obligations" shall have the meaning ascribed to such term in Section 8.01 hereof.

         "Guaranty" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, payment or other financial obligation or liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the amount of such other Person's debt, payment or other financial obligation or other liability or the amount of such dividends or other distributions guaranteed.

         "Holdings" shall have the meaning ascribed to such term in the preamble hereof.

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         "Holdings Guaranty" shall have the meaning ascribed to such term in
Section 8.01 hereof.

         "Improperly Extended Letter of Credit" shall mean any letter of credit which either (i) has an expiration date that has been extended by Fleet subsequent to the fifth Business Day after the receipt by Fleet of a Notice of No Further Designation if Fleet had the contractual right not to extend such expiration date or (ii) is a so-called evergreen letter of credit and Fleet did not exercise any right it had to terminate, cancel or otherwise not renew such letter of credit subsequent to the fifth Business Day after the receipt of a Notice of No Further Designation, to the extent that Fleet had the contractual ability to do so.

         "Indebtedness" shall mean, with respect to any Person:

                  (a) all obligations of such Person for borrowed money (including, without limitation, all notes payable and drafts accepted representing extension of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments) or on which interest charges are customarily paid, all as shown on a balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (b) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of a balance sheet of such Person as of the date at which Indebtedness is to be determined; and

                  (c) whether or not so included as liabilities in accordance with GAAP, (i) all indebtedness (excluding, however, prepaid interest thereon) secured by a Security Interest in property owned or being purchased by such Person (including, without limitation, indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person, and (ii) all Guaranties of such Person.

         "Indenture" shall mean the Trust Indenture dated as of December 22, 2003 among the Trust and the Indenture Trustee.

         "Indenture Trustee" shall mean The Bank of New York, as trustee, under the Indenture.

         "Interest Payment Obligation" shall have the meaning ascribed to such term in Section 2.04 hereof.

         "Interest Period" shall mean the period commencing with the immediately preceding Reimbursement Payment Date (or the Closing Date for the first Interest Period) to (but not including) the immediately succeeding Reimbursement Payment Date.

         "Letter of Credit Fee" shall have the meaning ascribed to such term in
Section 2.05 hereof.

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         "LIBOR" shall mean, as of the relevant LIBOR Determination Date, the annual rate for a three month period for deposits in United States dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be an annualized rate determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London inter-bank market for a three month period. The LIBOR Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the LIBOR Determination Date will be an annualized rate equal to the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York City, selected by the LIBOR Calculation Agent, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a three month period.

         "LIBOR Calculation Agent" shall mean the Indenture Trustee.

         "LIBOR Determination Date" shall mean the second London Banking Day immediately preceding the beginning of each Interest Period.

         "Lien" shall mean, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

         "LOC Fee Accrual Period" shall mean the period commencing with the immediately preceding LOC Fee Payment Date (or the Closing Date for the first LOC Fee Accrual Period) to (but not including) the immediately succeeding LOC Fee Payment Date.

         "LOC Fee Payment Date" shall mean the 21st day of each June and December of each year commencing on June 21, 2004. If any LOC Fee Payment Date is not a Business Day then that date will nevertheless by a LOC Fee Payment Date but the payment of the Letter of Credit Fee will be made on the immediately preceding Business Day.

         "London Banking Day" shall mean any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Majority" means holders holding the Fixed Rate Notes the aggregate principal amount of which is more than 50% of the principal amount of all Fixed Rate Notes.

         "Master Letter of Credit" shall have the meaning ascribed to such term in the Preliminary Statements.

         "Material Subsidiary" shall mean a Subsidiary of Waste Management having assets, revenues or liabilities of $50,000,000 or more.

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         "Maturity Date" shall mean December 21, 2008 or, if such day is not a
Business Day, the immediately preceding Business Day..

         "Note Interest Payment Account" shall mean the deposit account in the name of the Indenture Trustee at The Bank of New York, ABA #021-000-018, GLA-111-565, For further credit to: TAS #718550, Ref: Oakmont Asset Trust (Note Interest Payment Account), Attention: Jon Farber.

         "Note Principal Payment Account" shall mean the deposit account in the name of the Indenture Trustee at The Bank of New York, ABA #021-000-018, GLA-111-565, For further credit to: TAS #718552, Ref: Oakmont Asset Trust (Note Principal Payment Account), Attention: Jon Farber.

         "Notice of No Further Designation" shall mean a notice, substantially in the form of Annex E to the Master Letter of Credit, sent by the Administrator (on behalf of the Trust) to Fleet advising Fleet that the Trust has terminated Waste Management's right to designate additional Designated Letters of Credit. No additional Designated Letters of Credit will be covered by the Master Letter of Credit.

         "Obligations" shall mean all obligations, liabilities, debts, Reimbursement Obligations, Interest Payment Obligation owing by Waste Management to the Trust of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement. This term includes, without limitation, all interest, charges, expenses, fees, attorney fees and disbursements, indemnities, obligations to cash collateralize and any other sum chargeable to Waste Management under this Agreement.

         "Officers' Certificate" shall mean a certificate signed by any Executive or Senior Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of Waste Management and delivered to the Owner Trustee.

         "Owner Trustee" shall have the meaning ascribed to such term in the preamble hereof.

         "Person" shall mean any natural person, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust, limited liability company or other organization, whether or not a legal entity, and any Governmental Authority.

         "Principal Amount" shall mean $350,000,000.

         "Principal Property" shall mean any waste processing, waste disposal or resource recovery plant or similar facility located within the United States (other than its territories and possessions and Puerto Rico) or Canada and owned by, or leased to, Waste Management or any Restricted Subsidiary, except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than Waste Management and its Restricted Subsidiaries in which the interest of Waste Management and its Restricted Subsidiaries does not exceed 50%, or (ii) which the Board of Directors determines in good faith is not of material importance to the

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total business conducted, or assets owned, by Waste Management and its
Subsidiaries as an entirety, or (b) any portion of such plant or facility which the Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

         "Rating Agency Condition" shall have the meaning ascribed to such term in the Indenture.

         "Reference Banks" shall mean four major banks in the London interbank market selected by the LIBOR Calculation Agent.

         "Reimbursable Payment" shall mean each setoff and reduction made by Fleet with respect to the principal amount owing under the Fleet Note including the amount of set-off and reduction made by Fleet with respect to the presentation of the Final Drawing Certificate.

         "Reimbursement Payment Date" shall mean the 21st day of each March, June, September and December of each year or, if such day is not a Business Day, on the immediately preceding Business Day, commencing on March 21, 2004.

         "Reimbursement Obligations" shall mean the aggregate non-contingent reimbursement or repayment obligations of Waste Management with respect to the Reimbursable Payments.

         "Related Documents" shall have the meaning ascribed to such term in
Section 2.07 hereof.

         "Removal Certificate" shall mean a Certificate, substantially in the form of Annex G to the Master Letter of Credit, executed and delivered by the Administrator (on behalf of the Trust), Fleet and Waste Management, identifying those Designated Letters of Credit that should no longer be entitled to the benefits of the Master Letter of Credit.

         "Restricted Subsidiary" shall mean any Subsidiary (other than a Subsidiary of which Waste Management owns directly or indirectly less than all of the outstanding Voting Stock) (a) principally engaged in, or whose principal assets consist of property used by Waste Management or any Restricted Subsidiary in, the storage, collection, transfer, interim processing or disposal of waste within the United States of America or Canada, or (b) which Waste Management shall designate as a Restricted Subsidiary in an Officers' Certificate delivered to the Owner Trustee.

         "Sale and Leaseback" shall have the meaning ascribed to such term in
Section 5.03 hereof.

         "Security Instrument" shall mean any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest or lien.

         "Security Interest" shall mean any interest in any real or personal property or fixture which secures payment or performance of an obligation and shall include any mortgage, lien,

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encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

         "Senior Debt Indenture" shall mean the Indenture dated as of September 10, 1997 between Waste Management and JP Morgan Chase Bank, as trustee.

         "Stated Termination Date" shall have the meaning ascribed to such term in the Master Letter of Credit.

         "Subsidiary" shall mean a corporation or other business entity, more than 50% of the outstanding equity or voting interests of which is owned, directly or indirectly, by Waste Management or by one or more other Subsidiaries, or by Waste Management and one or more other Subsidiaries.

         "Swap Agreement" shall mean the obligation of the Swap Counterparties to provide for the payment of a fixed interest rate against receipt from the Trust, unconditionally guaranteed by the Swap Guarantor, of a floating interest rate on a specified notional principal amount, documented pursuant to an ISDA Master Agreement (1992 Multicurrency-Cross Border version) in the form published by the International Swaps and Derivatives Association, Inc. and the schedule attached thereto and any confirmation relating thereto.

         "Swap Counterparties" shall mean (1) ABN AMRO Bank N.V., (2) The Bank of Nova Scotia, (3) Deutsche Bank AG, New York Branch, (4) Fleet National Bank,
(5) Lehman Brothers Special Financing Inc., and (6) PNC Bank, National Association.

         "Swap Guarantor" shall mean Waste Management and Holdings.

         "Swap Payment Account" shall mean the deposit account in the name of the Indenture Trustee at The Bank of New York, ABA #021-000-018, GLA-111-565, For further credit to: TAS #718553, Ref: Oakmont Asset Trust (Swap Payment Agreement), Attention: Jon Farber.

         "Tax Matters Partner" shall mean AMACAR Northwest, Inc.

         "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Market Service or any successor service (or such other page as may replace that page on that service or any successor service for the purpose of displaying comparable rates or prices).

         "Termination Certificate" shall mean a Certificate, substantially in the form of Annex F to the Master Letter of Credit, executed and delivered by the Administrator (on behalf of the Trust), Fleet and Waste Management, identifying those Designated Letters of Credit that as of the date which shall be no earlier than the thirtieth day, nor later than the fifth Business Day, immediately preceding the Stated Termination Date (as defined in the Master Letter of Credit) will no longer be designated as a "Designated Letter of Credit" under the Master Letter of Credit.

         "Transaction Documents" shall mean this Agreement, the Swap Agreements, the Indenture, the Master Letter of Credit, the Fleet Note, the Fleet Security Agreement, the Administration

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Agreement, the Trust Agreement and all documents, instruments and agreements delivered in connection therewith.

         "Trust" shall have the meaning ascribed to such term in the preamble hereof.

         "Trust Agreement" means the Amended and Restated Trust Agreement of the Trust, dated December 22, 2003, between Waste Management, as Depositor, and the Owner Trustee.

         "Undrawn Principal Amount" shall mean the Principal Amount minus the Drawn Principal Amount.

         "Voting Stock" shall mean stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Waste Management" shall have the meaning ascribed to such term in the preamble hereof.

         SECTION 1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

         SECTION 1.03. Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

         SECTION 1.04. Other Definitional Provisions. References to the "preamble", "Articles", "Sections", "subsections", "Schedules" and "Exhibits" shall be to the preamble, Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   ARTICLE II

                      AMOUNT AND TERMS OF LETTER OF CREDIT

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         SECTION 2.01. The Master Letter of Credit. The Trust agrees, on the terms and conditions hereinafter set forth, to issue the Master Letter of Credit to Fleet on the Closing Date in the amount of up to $352,000,000. Under the Master Letter of Credit, the Trust will pay to Fleet the amount of each unreimbursed draw under a Designated Letter of Credit in accordance with the Master Letter of Credit.

         SECTION 2.02. Designating/Removing Fleet Letters of Credit.

         (a) Fleet Letters of Credit may be designated as Designated Letters of Credit by delivery to Fleet of a Designation Certificate executed and delivered by the Administrator on behalf of the Trust, Waste Management and Fleet. Such notice shall specify for each Fleet Letter of Credit to be designated a Designated Letter of Credit the Allocated Amount with respect thereto. No Fleet Letter of Credit shall be designated a Designated Letter of Credit and entitled to the benefits of the Master Letter of Credit until the Designation Certificate has been executed by all parties thereto and delivered to Fleet.

         (b) Designated Letters of Credit may be removed from the coverage of the Master Letter of Credit by delivery to the Trust of a Removal Certificate or Termination Certificate executed by Fleet, Waste Management and the Administrator on behalf of the Trust. After a Removal Certificate or Termination Certificate has been delivered to the Trust, those Designated Letters of Credit identified in such Removal Certificate or the Termination Certificate, as the case may be, shall no longer be entitled to the benefits of the Master Letter of Credit.

         (c) If a Notice of No Further Designation has been delivered by the Trust to Fleet, no Improperly Extended Letter of Credit shall constitute a Designated Letter of Credit.

         SECTION 2.03. Reimbursement of the Reimbursable Payments. On the Maturity Date, Waste Management shall pay to the Trust by depositing into the Note Principal Payment Account, for the ratable benefit of the holders of the Fixed Rate Notes, the aggregate principal amount of all Reimbursable Payments outstanding at such time.

         SECTION 2.04. Interest. Interest shall accrue on each Reimbursable Payment during the period commencing on the date Fleet is deemed to have made a setoff or reduction with respect to the principal amount owing under the Fleet Note as set forth in the Master Letter of Credit and the Fleet Security Agreement to the date such Reimbursable Payment is paid in full under Section
2.03 at the Applicable Interest Rate. On each Reimbursement Payment Date, Waste Management shall pay to the Indenture Trustee, for the ratable benefit of the holders of the Fixed Rate Notes, interest at the Applicable Interest Rate on each Reimbursable Payment outstanding or deemed to be outstanding as set forth in the Master Letter of Credit and the Fleet Security Agreement during the immediately preceding Interest Period (calculated based on the actual number of days occurring in the Interest Period divided by 360). In the event that Fleet draws under the Master Letter of Credit by presenting a Drawing Certificate in the form of Annex A-2 during any Interest Period, Waste Management agrees to pay to the Indenture Trustee, for the ratable benefit of the holders of the Fixed Rate Notes, on the Reimbursement Payment Date the amount of such draw (all amounts payable by Waste Management under this

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Section 2.04 collectively referred to as the "Interest Payment Obligation").
Waste Management is hereby directed to deposit such Interest Payment Obligation paid by Waste Management into the Swap Payment Account.

         SECTION 2.05. Letter of Credit Fee. Waste Management shall pay to the Indenture Trustee for the benefit of the holders of the Fixed Rate Notes a letter of credit fee (the "Letter of Credit Fee") on the Principal Amount from the Closing Date until the Maturity Date in an amount equal to the Fixed Rate Principal Amount times the rate of 1.13011428571429% per annum (calculated based on 30 days divided by 360) over the LOC Fee Accrual Period, payable semi-annually in arrears on each LOC Fee Payment Date. If the LOC Fee Payment Date is not a Business Day, the Letter of Credit Fee will be paid on the immediately preceding Business Day; however, the LOC Fee Accrual Period will not be adjusted. In addition, Waste Management shall pay, only on the first LOC Fee Payment Date, an additional fee in an amount equal to $43,886.12. Waste Management is hereby directed to deposit such Letter of Credit Fees and additional fee paid by Waste Management under this Section 2.05 into the Notes Interest Payment Account.

         SECTION 2.06. Payments and Computations. Waste Management and Holdings shall make each payment hereunder not later than by 12:30 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Indenture Trustee at its office in New York, New York unless otherwise indicated herein..

         SECTION 2.07. Obligations Absolute. The obligations of Waste Management under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, the Master Letter of Credit and the Designated Letters of Credit (collectively the "Related Documents");

                  (ii) any change in the time, manner or place of payment of, all or any of the obligations of Waste Management in respect of the Master Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the Related Documents, provided that any such change, amendment, waiver or consent is made in compliance with the Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that Waste Management may have at any time against Fleet or any other beneficiary or any transferee of the Master Letter of Credit (or any persons or entities for whom Fleet, any such beneficiary or any such transferee may be acting), the Trust, the Swap Counterparties or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under the Master Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (unless due to the gross negligence or willful misconduct of the Trust or Fleet);

                  (v) payment by the Trust under the Master Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Master Letter of Credit;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of Waste Management in respect of the Master Letter of Credit; or

                  (vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Waste Management.

                                   ARTICLE III

                             CONDITIONS TO ISSUANCE

         SECTION 3.01. Condition Precedent to Issuance of the Master Letter of Credit. The obligation of the Trust to issue the Master Letter of Credit is subject to the condition precedent that the Owner Trustee shall have received on or before the date of the issuance of the Master Letter of Credit the following, each dated such date, in form and substance satisfactory to the Owner Trustee:

                  (a) An original of this Agreement executed and delivered by the parties hereto.

                  (b) A certified copy of the resolutions of the Board of Directors of Waste Management approving this Agreement, the form and content of the Master Letter of Credit and the other matters contemplated hereby, and of all other documents evidencing any other necessary corporate action.

                  (c) Originals (or copies certified to be true copies by an appropriate officer of Waste Management and Holdings) of all governmental and regulatory approvals, if any, necessary for Waste Management and Holdings with respect to this Agreement and the transactions contemplated hereby.

                  (d) A certificate of the Secretary or an Assistant Secretary of Waste Management and Holdings certifying the names and true signatures of the officers of Waste Management and Holdings authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (f) An opinion of John S. Tsai, Esq., counsel for Waste Management and Holdings, substantially in the form of Exhibit B attached hereto.

                  (g) An executed copy (or a duplicate thereof) of the Indenture.

                  (h) The Owner Trustee shall have received a certificate signed by a duly authorized officer of Waste Management and by a duly authorized officer of Holdings, dated the date of the issuance of the Master Letter of Credit, stating that:

                           (i) The representations and warranties contained in
                  Section 4.01 of this Agreement are true and correct on and as of the date of issuance of the Master Letter of Credit, before and after giving effect to such issuance; and

                           (ii) No event has occurred and is continuing, or
                  would result from such issuance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         SECTION 3.02. Conditions Precedent to the Designation of Fleet Letters of Credit. The obligation of the Trust to designate any Fleet Letter of Credit as a Designated Letter of Credit shall be subject to the conditions precedent that on the date of the designation of a Fleet Letter of Credit the Owner Trustee and the Administrator shall have received a certificate signed by a duly authorized officer of Waste Management and by a duly authorized officer of Holdings, dated the date of such designation, stating that:

                  (i) The representations and warranties contained in Section
         4.01 of this Agreement are true and correct on and as of the date of designation of each Fleet Letter of Credit, before and after giving effect to such designation, as though made on and as of such date; and

                  (ii) No event has occurred and is continuing, or would result from such issuance, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties. In order to induce the Trust to enter into this Agreement and to issue the Master Letter of Credit and to designate the Designated Letters of Credit, each of Waste Management and Holdings represents and warrants as follows:

         (a) Waste Management is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate and encumber its assets and to conduct its business as presently conducted. Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, operate and encumber its assets and to conduct its business as presently conducted.

         (b) Each of Waste Management and Holdings has the requisite power and authority to execute, deliver and perform this Agreement and each of the Related Documents to which it is a party.

         (c) The execution, delivery and performance by each of Waste Management and Holding of this Agreement and the Related Documents to which it is a party are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) Waste Management's or Holdings' charter or by-laws or (ii) law or any contractual restriction binding on or affecting Waste Management or Holdings, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

         (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Waste Management or Holdings of this Agreement or any Related Document to which it is a party.

         (e) This Agreement has been executed and delivered by Waste Management and Holdings and constitutes the legal, valid and binding obligation of Waste Management and Holdings enforceable against Waste Management and Holdings in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or equity affecting the enforcement of creditor's rights generally.

         (f) Except as disclosed in the Disclosure Documents, there is no pending or threatened action or proceeding affecting Waste Management or any of its Subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of Waste Management and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement or any Related Document.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. Mergers; Consolidations; Sales of Assets. Waste Management shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                  (i) the Person formed by such consolidation or into which Waste Management is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Waste Management substantially as an entirety shall be a corporation, partnership or trust and shall expressly assume, by satisfactory documentation (it being expressly understood that any documentation with respect to the assumption of the Obligations shall be deemed to be satisfactory if the obligations of Waste Management under the Senior Debt Indenture are expressly assumed pursuant to documentation satisfactory to JP Morgan Chase Bank as trustee under the Senior Debt Indenture), the due and punctual payment of the Reimbursement Obligations and any premium and interest thereon and all other amounts owing hereunder and the performance or observance of every other covenant of this Agreement on the part of Waste Management to be performed or observed;

                  (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Waste Management or a Subsidiary as a result of such transaction as having been incurred by Waste Management or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (iii) Waste Management has delivered to the Owner Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such documentation relating thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction have been complied with.

         SECTION 5.02. Limitation on Security Interests. (a) Waste Management will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Indebtedness secured by a Security Interest upon any Principal Property of Waste Management or of a Restricted Subsidiary, whether owned as of the date of this Agreement or hereafter acquired, without making effective provision (and Waste Management hereby covenants that in any such case it shall make or cause to be made effective provision) whereby the Obligations shall be secured by such Security Interest equally and ratably with any and all other Indebtedness of Waste Management or any Restricted Subsidiary thereby secured for so long as any such other Indebtedness of Waste Management or any Restricted Subsidiary shall be so secured; provided that nothing in this Section 5.02 shall prevent, restrict or apply to Indebtedness secured by:

                  (1) (a) Any Security Interest upon property or assets which is created prior to or contemporaneously with, or within 360 days after,
         (i) in the case of the acquisition of such property or assets, the completion of such acquisition and (ii) in the case of the construction, development or improvement of such property or assets, the later to occur of the completion of such construction, development or improvement or the commencement of operation or use of the property or assets, which Security Interest secures or provides for the payment, financing or refinancing, directly or indirectly, of all or any part of the acquisition cost of such property or assets or the cost of construction, development or improvement thereof; or (b) any Security Interest upon property or assets existing at the time of the acquisition thereof, which Security Interest secures obligations assumed by Waste Management or any Restricted Subsidiary; or (c) any conditional sales agreement or other title retention agreement with respect to any property or assets acquired by Waste Management or any Restricted Subsidiary; or (d) any Security Interest existing on the property or assets or shares of stock of a corporation or firm at the time such corporation or firm is merged into or consolidated with Waste Management or any

         Restricted Subsidiary or at the time of a sale, lease or other disposition of the property or assets of such corporation or firm as an entirety or substantially as an entirety to Waste Management or any Restricted Subsidiary or at the time such corporation becomes a Restricted Subsidiary; or (e) any Security Interest existing on the property, assets or shares of stock of any successor which shall have become Waste Management in accordance with the provisions of Section
         5.01 hereof; provided, in each case, that any such Security Interest described in the foregoing clauses (b), (c), (d) or (e) does not attach to or affect property or assets owned by Waste Management or any Restricted Subsidiary prior to the event referred to in such clauses; or

                  (2) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; or

                  (3) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license (including, without limitation, any Security Interest arising by reason of one or more letters of credit in connection with any international waste management contract to be performed by Waste Management or any of its Subsidiaries or their respective affiliates); or

                  (4) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith; or

                  (5) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

                  (6) Landlords' liens on fixtures located on premises leased by Waste Management or any Restricted Subsidiary in the ordinary course of business; or

                  (7) Any Security Interest in favor of any governmental authority in connection with the financing of the cost of construction or acquisition of property; or

                  (8) Any Security Interest arising by reason of deposits to qualify Waste Management or any Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws; or

                  (9) Any Security Interest that secures any Indebtedness of a Restricted Subsidiary owing to Waste Management or another Restricted Subsidiary or by Waste Management to a Restricted Subsidiary; or

                  (10) Any Security Interest incurred in connection with pollution control, sewage or solid waste disposal, industrial revenue or similar financing; or

                  (11) Any Security Interest created by any program providing for the financing, sale or other disposition of trade or other receivables qualified as current assets in accordance with GAAP entered into by Waste Management or by any Restricted Subsidiary, provided that such program is on terms comparable for similar transactions, or any document executed by Waste Management or any Restricted Subsidiary in connection therewith, and provided that such Security Interest is limited to the trade or other receivables in respect of which such program is created or exists and the proceeds thereof; or

                  (12) Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Indebtedness secured by any Security Interest referred to in the foregoing clauses (1) through (11), inclusive, provided that the Security Interest securing such Indebtedness shall be limited to the property or assets which, immediately prior to such extension, renewal or refunding, secured such Indebtedness and additions to such property or assets.

         Notwithstanding the foregoing provisions of this Section 5.02(a), Waste Management or any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Indebtedness secured by a Security Interest without so securing the Obligations if, at the time such Security Interest becomes a Security Interest upon any Principal Property of Waste Management or such Restricted Subsidiary and after giving effect thereto, the aggregate outstanding principal amount of all Indebtedness of Waste Management and its Restricted Subsidiaries secured by Security Interests permitted by this sentence (excluding Indebtedness secured by a Security Interest existing as of the date of this Agreement, but including the Attributable Debt in respect of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions which, if the Attributable Debt in respect thereof had been Indebtedness secured by a Security Interest, would have been permitted by clause (1)(a) above, other Sale and Leaseback Transactions the proceeds of which have been applied or committed to be applied in accordance with Section 5.03(b) or Section 5.03(c) and other than Sale and Leaseback Transactions between Waste Management and any Restricted Subsidiary) does not exceed 15% of Consolidated Net Tangible Assets.

         (b) If, upon any consolidation or merger of any Restricted Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into Waste Management or any Restricted Subsidiary or upon any sale or conveyance of the Principal Property of any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by Waste Management or any Restricted Subsidiary by purchase or otherwise of all or any part of the Principal Property of any other Person, any Principal Property theretofore owned by Waste Management or such Restricted Subsidiary would thereupon become subject to any Security Interest not permitted by the terms of this Section 5.02, Waste Management, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Restricted Subsidiary to, secure payment of the principal of and interest, if any, on the Obligations (equally and ratably with or prior to any other Indebtedness of Waste Management or such Restricted Subsidiary then entitled thereto) by a direct lien on all such Principal Property prior to all liens other than any liens theretofore existing thereon by supplemental indenture hereto or otherwise.

         (c) If at any time Waste Management or any Restricted Subsidiary shall create, incur, assume or suffer to exist any Indebtedness secured by any Security Interest not permitted by this Section 5.02, to which the covenant in the first paragraph of Section 5.02(a) or Section 5.02(b) is applicable, Waste Management will promptly deliver to the Owner Trustee (1) an Officers' Certificate stating that the covenant of Waste Management contained in the first paragraph of Section 5.02(a) or Section 5.02(b) has been complied with; and (2) an opinion of counsel to the effect that such covenant has been complied with, and that any instruments executed by Waste Management in the performance of such covenant comply with the requirements of such covenant.

         (d) In the event that Waste Management or any Restricted Subsidiary shall hereafter secure the Obligations equally and ratably with or prior to any other obligation or indebtedness pursuant to the provisions of this Section 5.02, the Owner Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto in accordance with Section 9.04 of the Indenture and Section 11.01 of the Trust Agreement and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the Trust so secured, equally and ratably with or prior to such other obligations or indebtedness.

         SECTION 5.03. Limitations On Sale And Leaseback Transactions. Waste Management will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person (other than with any Restricted Subsidiary) providing for the leasing to Waste Management or any Restricted Subsidiary of any Principal Property owned or hereafter acquired by Waste Management or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Waste Management and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by Waste Management or such Restricted Subsidiary to such person (herein referred to as a "Sale and Leaseback Transaction") unless (a) Waste Management or such Restricted Subsidiary would be entitled, pursuant to the provisions of
(i) clause (1)(a) of Section 5.02(a) or (ii) the second paragraph of Section 5.02(a), to incur Indebtedness secured by a Security Interest on the property to be leased without equally and ratably securing the Obligations, or (b) Waste Management shall, and in any such case Waste Management covenants that it will, within 180 days after the effective date of any such arrangement, deliver to the Owner Trustee, cash collateral for deposit in a cash collateral account in an amount equal to the fair value (as determined by the Board of Directors) of such property (such deposit to be held by the Indenture Trustee as security for, and to provide for the payment of, the Obligations), or (c) Waste Management shall within 180 days after entering into the Sale and Leaseback Transaction, enter into a bona fide commitment or commitments to expend for the acquisition or capital improvement of a Principal Property an amount at least equal to the fair value (as determined by the Board of Directors) of such property. Notwithstanding the foregoing, Waste Management may, and may permit any Restricted Subsidiary to, effect any Sale and Leaseback Transaction that is not acceptable pursuant to clauses (a) through (c), inclusive, of this Section 5.03, provided that the Attributable Debt associated with such Sale and Leaseback Transaction, together with the aggregate principal amount of outstanding debt secured by Security Interests upon Principal Property not acceptable pursuant to clauses
(1) through (12) of Section 5.02, inclusive, do not exceed 15% of Consolidated Net Tangible Assets.

         SECTION 5.04. Reporting Requirements. Waste Management and Holdings shall furnish to the Owner Trustee and the Administrator the following:

                  (a) as soon as possible, and in any event within five days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer, the chief executive or the treasurer of Waste Management setting forth details of such Event of Default or event and the action which Waste Management has taken and proposes to take with respect thereto;

                  (b) as soon as available and in any event within 60 days following the end of each fiscal quarter of Waste Management, a copy of Waste Management's Quarterly Reports on Form 10-Q, together with a certificate of the chief financial officer of Waste Management stating that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which Waste Management has taken and proposes to take with respect thereto;

                  (c) as soon as available and in any event within 120 days following the end of each fiscal year of Waste Management and Holdings, a copy of Waste Management's audited Annual Reports on Form l0-K, together with a certificate of the chief financial officer of Waste Management stating that no Event of Default, or event which, with notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such event has occurred and is continuing, a statement as to the nature thereof and the action which Waste Management has taken and proposes to take with respect thereto; and

                  (d) as soon as available and in any event within five Business Days of the delivery of a Designation Certificate signed by Waste Management, the Administrator on behalf of the Trust and Fleet and delivered by the Administrator to Fleet, an updated list identifying all Designated Letters of Credit (with such information as may have been originally scheduled for such Designated Letters of Credit including, in any event the LOC identifying number and the Allocated Amount).

         SECTION 5.05. Best Efforts. Waste Management agrees to use its best efforts to remove all of the Designated Letters of Credit from the benefits of the Master Letter of Credit during the period from the thirtieth day preceding the Stated Termination Date to the fifth Business Day preceding the Stated Termination Date.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

         SECTION 6.01. Events of Default. The occurrence of any of the following events shall be an "Event of Default" hereunder:

                  (a) Waste Management shall fail to pay any Reimbursement Obligations when due and payable; or

                  (b) Waste Management shall fail to pay any interest, fees or other obligations hereunder when the same becomes due and payable and such failure shall continue for a period of thirty days; or

                  (c) Any representation or warranty made, or deemed made, by Waste Management or Holdings herein shall prove to have been incorrect in any material respect when made or deemed made; or

                  (d) Waste Management shall fail to perform or observe any term, covenant or agreement contained in this Agreement and such failure shall remain unremedied for a period of sixty days after there has been given, by registered or certified mail, to Waste Management, the Trust and the Indenture Trustee by holders of at least 25% of the principal amount of the Fixed Rate Notes a written notice specifying such failure and requiring it to be remedied; or

                  (e) Waste Management or any of its Subsidiaries shall fail to pay when due any Indebtedness in an aggregate principal amount greater than $50,000,000 (excluding Obligations under this Agreement), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) Waste Management or any Material Subsidiary shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Waste Management or any Material Subsidiary seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of sixty days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or Waste Management or any Material Subsidiary shall take any corporate action to authorize any of the actions set forth above in this subsection (f).

         SECTION 6.02. Acceleration and Termination. If any Event of Default shall have occurred and be continuing, the Owner Trustee shall, at the written direction of the Majority, (i) declare the obligation of the Trust to increase the amounts drawable under the Master Letter of Credit by designating additional Fleet Letters of Credit as Designated Letters of Credit and to renew current Designated Letters of Credit to be terminated, and send to Waste Management and Fleet a Notice of No Further Designation, and (ii) declare all outstanding Reimbursement Obligations, all Interest Payment Obligations and all other amounts payable hereunder to be forthwith due and payable, whereupon such Reimbursement Obligations, all such Interest Payment Obligations and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Waste Management; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to Waste Management or any of its Subsidiaries under the Bankruptcy Code, (A) the obligation of the Trust to increase the amounts drawable under the Master Letter of Credit by designating additional Fleet Letters of Credit as Designated Letters of Credit or to renew Interest Payment Obligations existing Designated Letters of Credit shall automatically be terminated and (B) the outstanding Reimbursement Obligations, all Interest Payment Obligations and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Waste Management. The Owner Trustee shall not be deemed to have knowledge of an Event of Default unless it receives written notice thereof.

         SECTION 6.03 Deposit for Master Letter of Credit. In addition, after the occurrence and during the continuance of an Event of Default, Waste Management shall, promptly upon demand by the Owner Trustee at the direction of the Majority, deliver to the Owner Trustee, cash collateral for deposit in a cash collateral account in an amount equal to the aggregate Allocated Amounts for all Designated Letters of Credit existing at such time plus any outstanding Reimbursement Obligations and Interest Payment Obligation. Such deposit shall be held by the Indenture Trustee as security for, and to provide for the payment of, the Reimbursement Obligations and the Interest Payment Obligations.

                                   ARTICLE VII

                                  MISCELLANEOUS

         SECTION 7.01. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Waste Management therefrom, shall in any event be effective unless the same shall be in writing and signed by the Owner Trustee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (i) if any Fixed Rate Notes are outstanding and have a rating, the Rating Agency Condition with respect to such amendment, waiver or consent must be satisfied in order for such amendment, waiver or consent to be effective and (ii) any amendment or waiver of Section 2.04 or
Section 7.04 shall not be effective unless consented to in writing by the Swap Counterparties.

         SECTION 7.02. Notices. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7.02) shall be as set forth on Schedule 1 attached hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement. With respect to each notice and communication sent to the Trust or the Owner Trustee on behalf of the Trust, a copy of such notice or communication shall be sent to the Administrator at its address on Schedule 1 attached hereto.

         SECTION 7.03. No Waiver; Remedies. No failure on the part of the Owner Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 7.04. Indemnification. Waste Management hereby indemnifies and holds harmless the Owner Trustee, the Administrator, the Indenture Trustee, the Trust and their respective agents, officers, directors, trustees, agents, attorneys and service providers (including the Certificateholder and the Tax Matters Partner) (collectively, the "Indemnitees") from and against any and all claims, actions, suits, damages, losses, liabilities, costs or expenses of any kind and nature whatsoever which any Indemnitee may incur or which may be claimed against any Indemnitee by any person or entity by reason of or in connection with (i) the Indenture; (ii) the Fleet Note and the Fleet Security Agreement; (iii) the Swap Agreements; (iv) the Trust Agreement, (v) the Administration Agreement, (vi) the Master Letter of Credit or honoring or failing to honor any draft or certificate presented thereunder, and (vii) any other Transaction Document (clauses (i) through (vi) collectively referred to as the "Indemnified Matters"); provided, however, that Waste Management shall not be required to indemnify any Indemnitee pursuant to this Section 7.04 in connection with any Indemnified Matter to the extent caused by such Indemnitee's willful misconduct or gross negligence. Waste Management agrees to reimburse the Trust for any obligations owing by the Trust to the Indenture Trustee pursuant to Section 7.07 of the Indenture and to the Owner Trustee pursuant to Sections
8.01 and 8.02 of the Trust Agreement. Nothing in this Section 7.04 is intended to limit the obligations of Waste Management contained in Article II. Without prejudice to the survival of any other obligation of Waste Management hereunder, the indemnities and obligations of Waste Management contained in this Section
7.04 shall survive the payment in full of amounts payable pursuant to Article II, the termination of the Master Letter of Credit and the termination of the Trust. The Owner Trustee, the Indenture Trustee, the Trust and their respective agents, officers, directors, trustees, agents, attorneys and service providers (including the Certificateholder and the Tax Matters Partner) shall be deemed to be third party beneficiaries with respect to this Section 7.04. All amounts payable by Waste Management under this
Section 7.04 shall be paid by depositing such amounts directly into the Expense Payment Account.

         SECTION 7.05. No Liability of the Owner Trustee, the Administrator and the Trust. Waste Management assumes all risks of the acts or omissions of Fleet and any other beneficiary or transferee of the Master Letter of Credit with respect to its use of the Master Letter of Credit. None of the Owner Trustee, the Administrator, the Trust nor any of their respective officers or directors shall be liable or responsible for: (a) the use which may be made of the Master Letter of Credit or any acts or omissions of Fleet and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Owner Trustee or the Trust against presentation of documents that do not comply with the terms of the Master Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment or honoring any drafts or certificates under the Master Letter of Credit, except that Waste Management shall have a claim against the Trust, the Administrator and/or the Owner Trustee, to the extent of any direct, but not consequential, damages suffered by Waste Management which Waste Management proves were caused by (i) the Owner Trustee's, the Administrator's or the Trust's willful misconduct or gross negligence in determining whether documents presented under the Master Letter of Credit comply with the terms of the Master Letter of Credit or (ii) the Owner Trustee's, the Administrator's or the Trust's willful failure to make lawful payment under the Master Letter of Credit after the presentation to it by Fleet of a draft and certificate strictly complying with the terms and conditions of the Master Letter of Credit. In furtherance and not in limitation of the foregoing, the Owner Trustee, the Administrator and the Trust may accept documents that appear on their face to be in order, without responsibility for further investigation.

         SECTION 7.06. Costs, Expenses and Taxes. Waste Management agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration, modification and amendment of this Agreement or any other Transaction Document, any of the other Transaction Documents and any other documents which may be delivered in connection therewith, including, without limitation, the fees and out-of-pocket expenses of counsel for the Owner Trustee, the Administrator, the Indenture Trustee, the Trust and their respective agents, officers, directors, trustees, agents, attorneys and service providers (including the Certificateholder and the Tax Matters Partner) and Fleet with respect thereto and with respect to advising the Owner Trustee, the Administrator and the Trust as to their rights and responsibilities under this Agreement. Waste Management further agrees to pay on demand all costs and expenses (including counsel fees and expenses) in connection with (i) the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement or any other Transaction Document and such other documents which may be delivered in connection with this Agreement, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 7.06, or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Owner Trustee, the Administrator or the Trust from paying any amount under the Master Letter of Credit. In addition, Waste Management shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the Master Letter of Credit or the other Transaction Documents or any such other documents, and agrees to save the Owner Trustee, the Administrator and the Trust harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. The Owner Trustee, the Administrator, the Indenture Trustee, the Trust and their respective agents, officers, directors, trustees, agents, attorneys and service providers (including the Certificateholder and the Tax Matters Partner) and Fleet shall be deemed to be third party beneficiaries with respect to this Section 7.06. All amounts payable by Waste Management under this Section 7.06 shall be paid by depositing such amounts directly into the Expense Payment Account.

         SECTION 7.07. Binding Effect. This Agreement shall become effective when it shall have been executed by Waste Management, Holdings and the Owner Trustee and thereafter shall be binding upon and inure to the benefit of Waste Management, Holdings and the Trust and their respective successors and assigns, except that Waste Management and Holdings shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Owner Trustee. The Trust and the Owner Trustee may assign all or any part of, or any interest (undivided or divided) in, their rights and benefits under this Agreement, and to the extent of that assignment such assignee shall assume all obligations and have the same rights and benefits against Waste Management and Holdings hereunder as it would have had if such assignee were the Trust or Owner Trustee hereunder.

         SECTION 7.08. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         SECTION 7.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 7.10. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 7.11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Owner Trustee and Waste Management.

         SECTION 7.12. Waivers. Each of Waste Management and Holdings hereby agrees not to challenge or contest directly or indirectly (i) the validity, extent or enforceability of the Master Letter of Credit or (ii) the priority, validity, extent, perfection or enforceability of the Fleet Lien. Each of Waste Management and Holdings hereby agrees that they will not, prior to the date which is one year and one day (or, if longer, the applicable preference period then in effect plus one day) after termination of the Master Letter of Credit, institute against, or join any other Person in instituting against the Trust any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Federal or State bankruptcy or similar laws of any jurisdiction.

         SECTION 7.13. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware) but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on The Bank of New York (Delaware), individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall The Bank of New York (Delaware) be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other Transaction Document.

                                  ARTICLE VIII

                                HOLDINGS GUARANTY

         SECTION 8.01. Guaranty. For value received and hereby acknowledged and as an inducement to the Trust to issue the Master Letter of Credit and enter into this Agreement, Holdings hereby unconditionally and irrevocably guarantees
(a) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Waste Management now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (b) the strict performance and observance by Waste Management of all agreements, warranties and covenants applicable to Waste Management in this Agreement and the Related Documents and (c) the obligations of Waste Management under the Related Documents (all of such obligations collectively being hereafter referred to as the "Guaranteed Obligations"). The foregoing guaranty is a guaranty of payment and not of collection. For purposes of this Article VIII, the obligations of Holdings under this Article VIII are referred to as the "Holdings Guaranty."

         SECTION 8.02. Guaranty Absolute. Holdings guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trust. The liability of Holdings under the Holdings Guaranty with regard to the Guaranteed Obligations shall be absolute and unconditional irrespective of:

         (a) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Agreement or any other Related Documents (with regard to such Guaranteed Obligations);

         (b) any release or amendment or waiver of or consent to departure from any other guaranty for all or any of its Guaranteed Obligations;

         (c)      any change in ownership of Waste Management;

         (d) any acceptance of any partial payment(s) from Waste Management or Holdings; or

         (e) any other circumstance similar or dissimilar to the foregoing which might otherwise constitute a defense available to, or a discharge of, Waste Management in respect of its Obligations under this Agreement.

         The Holdings Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Trust upon the insolvency, bankruptcy or reorganization of Waste Management or otherwise, all as though such payment had not been made.

         SECTION 8.03. Effectiveness; Enforcement. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of Waste Management, and no defect in or insufficiency or want of powers of Waste Management or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against such guaranty. The Holding Guaranty is a continuing guaranty and shall
(a) survive any termination of this Agreement, and (b) remain in full force and effect until payment in full of, and performance of, all Guaranteed Obligations and all other amounts payable under this Agreement. The Holdings Guaranty is made for the benefit of the Trust and its successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of the Trust first to exercise any rights against Waste Management, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

         SECTION 8.04. Waiver. Except as otherwise specifically provided to the contrary, Holdings hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and the Holdings Guaranty and any requirement that the Trust protect, secure, perfect any security interest or lien or any property subject thereto or exhaust any right or take any action against Waste Management or any other Person. Holdings also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

         SECTION 8.05. Expenses. Holdings hereby promises to reimburse the Trust
(a) for all out-of-pocket fees and disbursements (including all attorney's fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of the Holdings Guaranty, any Related Documents to which Holdings is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) for all out-of-pocket fees and disbursements (including attorney's fees), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted).

         SECTION 8.06. Concerning Joint and Several Liability of Holdings.

         (a) Holdings hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with Waste Management, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this Article VIII), it being the intention of the parties hereto that all such Guaranteed Obligations shall be the joint and several Guaranteed Obligations of Holdings and Waste Management without preferences or distinction among them.

         (b) If and to the extent that Waste Management shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Guaranteed Obligations in accordance with the terms thereof, then in each such event Holdings will make such payment with respect to, or perform, such Guaranteed Obligation.

         (c) The Guaranteed Obligations of Holdings under the provisions of this Article VIII constitute full recourse obligations of Holdings enforceable against Holdings to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstance whatsoever.

         (d) Except as otherwise expressly provided in this Agreement, Holdings hereby waives notice of acceptance of its joint and several liability, notice of any action at any time taken or omitted by the Trust under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Holdings hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Trust at any time or times in respect of any Event of Default by Waste Management or Holdings in the performance or satisfaction of any term, covenant, condition or provision of this Agreement or any other Related Document, any and all other indulgences whatsoever by the Trust in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of Waste Management or Holdings. Without limiting the generality of the foregoing, Holdings assents to any other action or delay in acting or failure to act on the part of the Trust with respect to the failure by Waste Management or Holdings to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Article VIII, afford grounds for terminating, discharging or relieving Holdings, in whole or in part, from any of the Guaranteed Obligations under this Article VIII, it being the intention of Holdings that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of Holdings under this Article VIII shall not be discharged except by performance and then only to the extent of such performance. The

Guaranteed Obligations of Holdings under this Article VIII shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to Waste Management, Holdings or the Trust. The joint and several liability of Holdings hereunder shall continue in full force and effect notwithstanding any absorption, merger, consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of Waste Management or Holdings, the Trust or the Trust.

         (e) Holdings shall be liable under this Article VIII only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Article VIII voidable under applicable law relating to fraudulent conveyance and fraudulent transfer, and not for any greater amount. Accordingly, if any obligation under any provision under this Article VIII shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of Holdings, the Trust and the Owner Trustee that any balance of the obligation created by such provision and all other obligations of Holdings under this Article VIII to the Trust shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Trust from Waste Management or Holdings, as the case may be.

         (f) The provisions of this Article VIII are made for the benefit of the Trust and its successors and assigns, and may be enforced in good faith by it from time to time against Holdings as often as occasion therefor may arise and without requirement on the part of the Trust first to marshal any of their claims or to exercise any of their rights against Waste Management or Holdings or to exhaust any remedies available to them against Waste Management or Holdings or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this Article VIII shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied, and all Guaranteed Obligations shall have been paid in accordance with their terms. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Trust upon the insolvency, bankruptcy or reorganization of Waste Management or Holdings, or otherwise, the provisions of this Article VIII will forthwith be reinstated in effect, as though such payment had not been made.

         SECTION 8.07. Final Payment and Performance. Until the final payment and performance in full of all of the Obligations, Holdings shall not exercise and Holdings hereby waives any rights Holdings may have against Waste Management arising as a result of payment by Holdings hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with the Trust in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; Holdings will not claim any setoff, recoupment or counterclaim against Waste Management in respect of any liability of Waste Management to Holdings; and Holdings waives any benefit of and any right to participate in any collateral security which may be held by the Trust.

         SECTION 8.08. Subrogation; Subordination. The payment of any amounts due with respect to any indebtedness of Waste Management for money borrowed or credit received now or hereafter owed to Holdings is hereby subordinated to the prior payment in full of all of the Obligations. Holdings agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, Holdings will not demand, sue for or otherwise attempt to collect any such indebtedness of Waste Management to Holdings until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, Holdings shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by Holdings as trustee for the Trust and be paid over to the Trust upon an Event of Default on account of the Obligations without affecting in any manner the liability of Holdings under the other provisions hereof.

         SECTION 8.09. Release of Guaranty. The Trust and the Owner Trustee hereby agree that the foregoing Holdings Guaranty shall remain in full force and effect until the occurrence of either (a) the consolidation or merger of Holdings into Waste Management or its successors, (b) the consolidation or merger of Waste Management or its successors into Holdings, or (c) the release of Holdings from all other guarantees of Waste Management's obligations under Waste Management's existing credit facilities or other senior indebtedness, at which time the foregoing Holdings Guaranty shall be concurrently released without any further action on the part of the Trust or the Owner Trustee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 WASTE MANAGEMENT, INC.

                                 By: /s/Waste Management, Inc.
                                     -------------------------

                                 WASTE MANAGEMENT HOLDINGS, INC.
                                 (for the limited purpose of Article VIII)

                                 By: /s/ Waste Management Holdings, Inc.
                                     -----------------------------------

                                 OAKMONT ASSET TRUST
                                 By: The Bank of New York (Delaware) not in its individual capacity but solely as Owner Trustee

                                 By: /s/ The Bank of New York (Delaware)
                                     -----------------------------------

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